As filed with the Securities and Exchange Commission on March 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

A10 NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-1446869
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 West Plumeria Drive

San Jose, CA 95134

(Address of principal executive offices, including zip code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full title of the plan)

Lee Chen

President and Chief Executive Officer

A10 Networks, Inc.

3 West Plumeria Drive

San Jose, CA 95134

(408) 325-8668

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Herbert P. Fockler	Robert Cochran
Mark B. Baudler	Vice President,
Wilson Sonsini Goodrich & Rosati	Legal and Corporate Collaboration
Professional Corporation	A10 Networks, Inc.
650 Page Mill Road	3 West Plumeria Drive
Palo Alto, CA 94304	San Jose, CA 95134
(650) 493-9300	(408) 325-8668

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share, reserved for issuance pursuant to the 2014 Equity Incentive Plan	3,078,645(2)	$4.28(4)	$13,176,600.60	$1,531.12
Common Stock, par value $0.00001 per share, reserved for issuance pursuant to the 2014 Employee Stock Purchase Plan	615,729(3)	$3.64(5)	$2,241,253.56	$260.43
TOTAL	3,694,374		$15,417,854.16	$1,791.55

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) and the Registrant’s 2014 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Reflects an automatic annual increase of 3,078,645 on January 1, 2015 to the number of shares of Registrant’s Common Stock reserved for issuance under the 2014 Plan, which annual increase is provided for in the 2014 Plan.
(3)	Reflects an automatic annual increase of 615,729 on January 1, 2015 to the number of shares of Registrant’s Common Stock reserved for issuance under the ESPP, which annual increase is provided for in the ESPP.
(4)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of $4.28 per share, which represents the average of the high and low price per share of the Registrant’s common stock on March 9, 2015 as reported on the New York Stock Exchange.
(5)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $4.28, which represents the average of the high and low price per share of the Registrant’s common stock on March 9, 2015 as reported on the New York Stock Exchange. Pursuant to the ESPP, the purchase price of the shares of the Registrant’s common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value on (i) the first trading day of the offering period or (ii) the purchase date.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of Common Stock of A10 Networks, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) and the 2014 Employee Stock Purchase Plan (the “ESPP”). The number of shares of the Registrant’s common stock available for grant and issuance under the 2014 Plan is subject to an annual increase on the first day of each fiscal year starting on January 1, 2015 by an amount equal to the least of (i) 8,000,000 Shares, (ii) five percent (5%) of the outstanding Shares (as defined in the 2014 Plan) on the last day of the immediately preceding fiscal year of the Registrant or (iii) such number of Shares determined by the board of directors of the Registrant. The number of shares of the Registrant’s Common Stock available for grant and issuance under the ESPP is subject to an annual increase on the first day of each fiscal year starting on January 1, 2015 equal to the least of (i) 3,500,000 shares of Common Stock, (ii) one percent (1%) of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year of the Registrant, or (iii) an amount determined by the Administrator (as defined in the ESPP).

On January 1, 2015, the number of shares of the Registrant’s common stock available for grant and issuance under the 2014 Plan and the ESPP increased by 3,078,645 shares and 615,729 shares, respectively. These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2014 Plan and the ESPP. Accordingly, the content of the Registrant’s Registration Statement on Form S-8 (No. 333-194719) filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2014, as amended by the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Commission on June 23, 2014, is incorporated herein by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K filed with the Commission on March 11, 2015 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36331) filed with the Commission on March 21, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

				Incorporated by Reference Herein
Exhibit Number	Description	Filed Herewith	Form	File No.	Exhibit	Filing Date

4.1	Specimen common stock certificate of the Registrant		S-1/A	333-194015	4.1	3/10/2014

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	X

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)	X

24.1	Power of Attorney (contained on signature page hereto)	X

99.1	2014 Equity Incentive Plan and forms of agreement thereunder		10-Q	001-36343	10.3	5/13/2014

99.2	2014 Employee Stock Purchase Plan and forms of agreement thereunder		S-1/A	333-194015	10.5	3/10/2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 10, 2015.

A10 NETWORKS, INC.

By:	/s/ Lee Chen
Lee Chen
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee Chen and Greg Straughn, and each of them, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lee Chen Lee Chen	Chief Executive Officer, President and Director (Principal Executive Officer)	March 10, 2015

/s/ Greg Straughn Greg Straughn	Chief Financial Officer (Principal Accounting and Financial Officer)	March 10, 2015

/s/ Robert Cochran Robert Cochran	Vice President, Legal and Corporate Collaboration and Secretary and Director	March 10, 2015

/s/ Peter Y. Chung Peter Y. Chung	Director	March 10, 2015

/s/ Alan S. Henricks Alan S. Henricks	Director	March 10, 2015

/s/ Phillip J. Salsbury Phillip J. Salsbury, P.h.D.	Director	March 10, 2015

EXHIBIT INDEX

				Incorporated by Reference Herein
Exhibit Number	Description	Filed Herewith	Form	File No.	Exhibit	Filing Date

4.1	Specimen common stock certificate of the Registrant		S-1/A	333-194015	4.1	3/10/2014

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	X

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)	X

24.1	Power of Attorney (contained on signature page hereto)	X

99.1	2014 Equity Incentive Plan and forms of agreement thereunder		10-Q	001-36343	10.3	5/13/2014

99.2	2014 Employee Stock Purchase Plan and forms of agreement thereunder		S-1/A	333-194015	10.5	3/10/2014